Boyle CPA, LLC

Certified Public Accountants & Consultants

March 4, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

We have read the statements of THC Therapeutics, Inc. relating to the event described under Item 4.01 of Form 8-K dated March 4, 2022 and we agree with such statements as they pertain to our firm.

/s/ Boyle CPA, LLC

Boyle CPA, LLC

Red Bank, NJ

331 Newman Springs Road
Building 1, 4th Floor, Suite 143	P (732) 784-1582
Red Bank, NJ 07701	F (732) 510-0665